UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

(Date of Report: Date of earliest event reported)

November 23, 2012

BRAVO ENTERPRISES LTD.
(Exact name of registrant as specified in its charter)

Nevada	000-13577	88-0195105
(State or other jurisdiction Incorporated)	(Commission File No.)	(I.R.S Employer Identification No.)

35 South Ocean Avenue, Patchogue, NY	T11772
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:
1 888 488 6882

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 – REGISTRANT’S BUSINESS AND OPERATIONS

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On November 23, 2012, the Registrant signed an exclusive licensing agreement with Water-For-The-World-Manufacturing Inc, a Company incorporated in Washington State with respect to its commercial atmospheric water harvester system.

Water-For-The-World-Manufacturing Inc is the legal and beneficial owner of all right, title, intellectual property and patent interest in with respect to certain Water Harvesting Equipment.

Water-For-The-World-Manufacturing Inc is the legal and beneficial owner of Water Harvesting Equipment and has developed packaging, accessories and promotional materials for the purposes of its sale. The Product is described as Air-to-Water Harvesters. The harvesters feature innovative technology that operates by:

* Pulling air through a filter and coil.
* This cools the incoming air, thus producing condensation.
* It then captures the water.
* The water is pumped through a series of filtration systems and germicidal ultraviolet reactors for purification.

Water-For-The-World-Manufacturing Inc. is a leader in the design, manufacture and distribution of water from air systems known as Air-to-Water Harvesters that extracts moisture from the air through a dehumidification process then filters and purifies the water for consumption. The company has developed a unique air drive system that will enable the machine not only to be powered through a conventional power source but also in emergency situations the machine can be powered directly from an engine using its patented drive system. The atmospheric water harvester can produce up to 3000 gallons of drinking water under optimum conditions.

Bravo Enterprises Ltd. (“Bravo”) requested and Water For The World Manufacturing Inc. has agreed to grant Bravo, the exclusive manufacturing, distribution and marketing rights for the Water Harvesting Equipment. The term of this agreement is for a period of nine (9) years and is renewable for an additional nine (9) years.

Water For The World Manufacturing Inc. appointed Bravo its exclusive world wide manufacturing and sales representative (the "Territory") for consideration of 120,000,000 restricted common shares of Bravo to be issued to Water For The World Manufacturing Inc.
and/or its nominees Bravo will use its best efforts to advertise and promote the sale of the Product and to make regular and sufficient contact with the present and prospective customers of the Company in the Territory.

SECTION 9.  EXHIBITS.

(c)  Exhibits

Exhibit No.	Description

10.01	Agreement with Water-For-The-World-Manufacturing Inc.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on behalf of the undersigned, thereunto duly authorized.

Bravo Enterprises Ltd.

DATED: November 30, 2012	By:	/s/: Jaclyn Cruz
Jaclyn Cruz, President

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